STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on March 29, 2011.

Daniel E. Shapiro
First Deputy Secretary of State

Rev. 06/07

CERTIFICATE OF INCORPORATION

OF

THOROUGHBREDS, U.S.A., INC.

Under Section 402 of the Business Corporation Law

INFO.

E402101

81U6609

IT IS HEREBY CERTIFIED THAT:

(1) The name of the corporation is:

THOROUGHBREDS, U.S.A., INC.

(2) The purpose or purposes for which this corporation is organized are as follows, to wit:

To conduct the business of breeding horses; to buy, sell, import and export, board, lease, prepare for racing, transport, race, show, and generally deal in and with thoroughbred horses; to register the same with stock associations, race associations, and jockey clubs; to become associated with others engaged in the business of breeding thoroughbred horses, and to do all acts necessary to improve the breed of horses.

81U6609

To conduct the business of breeding cows, sheep, dogs, and fowl; to buy, sell, import, export and deal in and with purebred livestock; to register the same with stock associations; to become associated with others engaged in the business of breeding purebred livestock, and to do all acts necessary to improve the breed of stock.

To acquire, hold, sell, mortgage, or lease real estate and farm land necessary to carry out the above objects, and, incidental to said objects, to carry on the general business of farming.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized pursuant to the Business Corporation Law of the State of New York. The Corporation is not to engage

in any act or activity requiring any consents or approvals by law without such consent or approval first being obtained.

For the accomplishment of the aforesaid purposes, and in furtherance thereof, the Corporation shall have, and may exercise, all of the powers conferred by the Business Corporation Law upon corporations formed thereunder, subject to any limitations contained in Article 2 of said law or in accordance with the provisions of any other statute of the State of New York.

(3) The office of the corporation is to be located in the City of Rochester County of Monroe State of New York.

(4) The aggregate number of shares which the corporation shall have the authority to issue is (200,000,000) shares, all of which are to be one thousandth of a cent par value.

(5) The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

c/o The Corporation

1 East Main Street

Rochester, NY 14614

The undersigned incorporator is of the age of eighteen years or over.

IN WITNESS WHEREOF, this certificate has been subscribed this 24th day of May, 1984 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

Dolores Dorsey — Dolores Dorsey

500 Central Avenue, Albany, NY 12206

CERTIFICATE OF INCORPORATION

OF

THOROUGHBREDS, U.S.A., INC.

Under Section 402 of the Business Corporation Law

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED MAY 30 1984

AMT. OF CHECK $ 123.50
FILING FEE $ 110
TAX $ 10
COUNTY FEE $
COPY $
CERT $ 3.50
REFUND $
SPEC HANDLE $ 10
BY:

7-10

FILER
Elliot Stern & Calabrese
1 E. Main Street
Rochester, NY 14614

INFO.

BILLED

E402107

357303

8 1U6608

FILED
MAY 30 6 57 AM '84

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on March 29, 2011.

Daniel E. Shapiro
First Deputy Secretary of State

Rev. 06/07

C.F.S. /55

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

THOROUGHBREDS, U.S.A., INC.

Under Section 805 of the Business Corporation Law

(1) The name of the corporation is:

THOROUGHBREDS, U.S.A., INC.

(2) Its original Certificate of Incorporation was filed by the Department of State, New York on the 30th day of May, 1984 as Thoroughbreds, U.S.A., Inc.

(3) The Certificate of Incorporation is hereby amended to effect the following changes.

B234873

(1) To change the number of authorized shares from Two Hundred Million (200,000,000) Shares having a par value of $.001 per share to Two Hundred Million (200,000,000) Shares having a par value of $.0001 per share. As of the date of the authorization of this amendment there were no shares issued or outstanding and therefore effective upon filing of this amendment Two Hundred Million (200,000,000) Shares of authorized but unissued stock par value $.001 per share shall be changed into 200,000,000 Shares of authorized but unissued shares having a par value of $.0001 per share. Each authorized but unissued share will be changed at a rate of one old share for each new share.

B234873

(2) To eliminate preemptive rights.

ARTICLE 3 OF THE CERTIFICATE OF INCORPORATION IS HEREBY AMENDED TO READ AS FOLLOWS:

3. The aggregate number of shares which the corporation shall have the authority to issue is 200,000,000 shares

having a par value of $.0001 per share.

TO ADD A NEW PARAGRAPH 6 TO THE ORIGINAL CERTIFICATE OF INCORPORATION WHICH READS AS FOLLOWS:

6. No shareholder of this corporation shall have a preemptive right because of his shareholdings to have first offered to him any part of the presently authorized shares of this corporation hereafter issued, optioned or sold, or any part of any debentures, bonds, notes or securities of this corporation convertible into shares hereafter issued, optioned or sold by the corporation. This provision shall operate to defeat rights in all shares and classes of shares now authorized and in all debentures, bonds, notes or securities of the corporation which may be convertible into shares and also to defeat preemptive rights in any and all shares and classes of shares and securities convertible into shares which this corporation may be hereafter authorized to issue by any amended certificate duly filed.

7. The amendment to the Certificate of Incorporation was authorized by a vote of the Board of Directors, followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of the shareholders.

IN WITNESS WHEREOF, this certificate has been subscribed on the 15th day of June, 1984, by the undersigned who affirm that the statements made herein are true under the penalties of perjury.

Charles M. LaLoggia
CHARLES M. LaLOGGIA President

Carl R. Reynolds
CARL R. REYNOLDS Secretary

Charles LaLoggia

CES

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

THOROUGHBREDS, U.S.A., INC.

Under Section 805 of the Business Corporation Law

B234873

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED JUN 10 1985

AMT. OF CHECK $ 70
FILING FEE $ 60
TAX $
COUNTY FEE $
COPY $
CERT $
REFUND $
SPEC HANDLE $ 7

JUN 7 11 AM '85

JUN 5 4 PM '85

FILER:
Elliott, Stern and Calabrese
One East Main Street
Rochester, New York 14614

5-30-84
Monroe Co
NA
B106609-3
0,000,000 PR $0.001

FILED

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on March 29, 2011.

Daniel E. Shapiro
First Deputy Secretary of State

Rev. 06/07

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

THOROUGHBREDS U.S.A., INC.

INFO.

R 520231

Under Section 805 of the Business Corporation Law

1. The name of the corporation as originally formed is:

THOROUGHBREDS U.S.A., INC.

2. The Certificate of incorporation was originally filed by the Department of State on May 30, 1984.

3. The amendment to the certificate is to change the name of the corporation to:

NEW SKY COMMUNICATIONS, INC.

4. The Amendment to the Certificate of Incorporation was authorized by a vote of the Board of Directors followed by a vote of the holders of a majority of all outstanding shares entitled to vote theron at a meeting of shareholders.

B378247

IN WITNESS WHEREOF, this certificate has been subscribed the 3rd day of July, 1986 by the undersigned who affirm that the statements made herein are true under the penalties of perjury.

Charles M. LaLoggia

President
Charles M. LaLoggia

Carl R. Reynolds

Secretary
Carl R. Reynolds

2

INFO.

520231

B378247

CERTIFICATE OF AMENDMENT

OF

THOROUGHBREDS, U.S.A., INC.

7

757900

FILER:

REYNOLDS & VALENTI
910 WILDER BUILDING
ROCHESTER, NY 14614

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED JUL 8 - 1986

AMT. OF CHECK $ 70
FILING FEE $ 60
TAX $
COUNTY FEE $
COPY $
CERT $
REFUND $
SPEC HANDLE $ 10
BY

Monroe

FILED

Jul 8 12 09 PM '86

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on March 29, 2011.

Daniel E. Shapiro
First Deputy Secretary of State

Rev. 06/07

F 0302030000021

TR-56 (4/02)

To the honorable Secretary of State of the State of New York:

Please take notice that pursuant to the provisions of section 203-a of the Tax Law, as amended, the Commissioner of Taxation and Finance of the State of New York does hereby certify that

NEW SKY COMMUNICATIONS, INC.

a corporation organized to do business under the laws of the State of New York on the date of May 30, 1984, and heretofore dissolved by proclamation published on December 27, 1995, pursuant to the provisions of section-a of the Tax Law, has paid all franchise taxes, penalties, and interest charges accrued against it.

In witness whereof, the Commissioner of Taxation and Finance has caused this certificate to be executed and the official seal of the Department of Taxation and Finance of the State of New York affixed hereto

this twenty-fourth day of January

two thousand three.

Commissioner of

Taxation and Finance

by Esther Rockenstire

Deputy Commissioner

F030203000021

CSC 45

Instructions

This certificate must be filed with the Department of State.

The fee of the Secretary of State for filing this certificate is $50. If it is filed later than three months after the date of publication of the proclamation, the Secretary of State will collect an additional sum equal to one-fortieth of one percent of all shares with par value and two and one-half cents for every share without par value that the company was authorized to have at the time of publication.

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED FEB 03 2003
TAX $ 50
BY:

RECEIVED JAN 27 4 05 PM '03

RECEIVED JAN 31 4 02 PM '03

In the Matter of the Annulment of the Dissolution of NEW SKY COMMUNICATIONS, INC.

Pursuant to the provisions of section 203-a of the Tax Law

Certificate of Payment of Taxes

Carl Reynolds, Esq.
36 West Main Street
Suite 710
Rochester, NY 14614
849947HXM

021

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on March 29, 2011.

Daniel E. Shapiro
First Deputy Secretary of State

Rev. 06/07

F 03020300002 5

CERTIFICATE OF AMENDMENT CSC 45

OF THE

CERTIFICATE OF INCORPORATION

OF

NEW SKY COMMUNICATIONS, INC.

Under Section 805 of the Business Corporation Law

1. The name of the corporation is

NEW SKY COMMUNICATIONS, INC.

2. The Certificate of Incorporation was filed by the Department of State on the 30th day of May, 1984 under the original name, THOROUCHBREDS, U.S.A., INC.

3. The corporation is currently authorized to issue 20,000.000 shares of common stock par value of .001 per share. Of the currently authorized 200,000,000 shares, 9,309,818 are issued and 190,690,182 are unissued. The 9,309,818 issued shares will be chnged in 46,549.09 shares of common stock par value of .02 per share at a rate of one old share for every .005 new share. The 190,690,182 unissued shares will be changed in 199,953,450.91 shares of common stock par value of .02 per share at a rate of one old share for every 1,048577 new shares.

4. A Certificate of Amendment of the Certificate of Incorporation was filed by the Department of State on July 8, 1986 changing the name of the corporation to NEW SKY COMMUNICATIONS, INC.

5. The Certificate of Incorporation is hereby amended to change the name of the Corporation to:

DOCUMENT SECURITY SYSTEMS, INC.

and increase the par value of the corporate stock to $.02 per share

4. The Amendments effected by this Certificate are as follows:

A. Paragraph 1 of the Original Certificate of Incorporation, which refers to the name of the Corporation is amended in its entirety to read as follows: "The name of the Corporation is:

DOCUMENT SECURITY SYSTEMS, INC."

B. Paragraph 4 of the Original Certificate of Incorporation is amended in its entirety to read:

"The aggregate number of shares which the corporation shall have the authority to issue is Two Hundred Million (200,000,000), all of which are to be two cents ($.02) par value."

5. The above and foregoing amendments of the Certificate of Incorporation were duly authorized by a vote of the Board of Directors followed by a vote of holders of all of the outstanding shares of the Corporation entitled to vote at a meeting of shareholders held on August 22, 2001.

IN WITNESS WHEREOF, I have executed and subscribed this Amendment of Certificate of Incorporation and do affirm the foregoing as true under the penalties of perjury this 9 day of December, 2002.

Patrick White, President

Thomas M. Wicker, Secretary

STATE OF NEW YORK)
COUNTY OF MONROE) ss.

We, Patrick White and Thomas M. Wicker, being duly sworn, depose and state that we are the President and Secretary, respectively, of the Corporation named and described in the foregoing Certificate and that we have read the foregoing Certificate and know the contents thereof to be true, except as to matters stated therein to be alleged upon information and belief, and as to those matters we believe them to be true.

Patrick White

Thomas M. Wicker

Sworn to before me this 9th day of December, 2002.

Notary Public

ERIC C. LACELLE
Notary Public State of New York
Monroe County Reg. No. 01LA6083618
My Commission Expires 8/27/05

Sworn to before me this 9th day of December, 2002

ERIC C. LACELLE
Notary Public State of New York
Monroe County Reg. No. 01LA6083618
My Commission Expires 8/26/05

F-030203000025
CSC 45

RECEIVED
JAN 31 4 02 PM '03

CERTIFICATE OF AMENDMENT

OF

NEW SKY COMMUNICATIONS, INC.

Under Section 805 of the Business Corporation Law

fee

JAC

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED FEB 03 2003
TAX $ -
BY: JAC
Monroe

FILED BY:
CARL REYNOLDS, ESQ.
Suite 710
36 West Main Street
Rochester, NY 146140000 3
Cust. Ref#849947HXM

RECEIVED
JAN 27 4 05 PM '03

023

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on March 29, 2011.

Daniel E. Shapiro
First Deputy Secretary of State

Rev. 06/07

F031020000541

RELYEA 75

CERTIFICATE OF CORRECTION OF THE CERTIFICATE OF AMENDMENT OF DOCUMENT SECURITY SYSTEMS, INC.

I, the undersigned, President of Document Security Systems, Inc., pursuant to Section 105 of the Business Corporation Law, do hereby certify:

1. The name of the Corporation is *Document Security Systems, Inc.*

2. The Certificate of Amendment being corrected was filed by the Department of State on February 3, 2003.

3. The Certificate of Amendment is corrected pursuant to Section 105 of the Business Corporation Law to remove the following Paragraph 3 because it contained incorrect statements:

   "The Corporation is currently authorized to issue 20,000.000 shares of common stock, par value of .001 per share. Of the currently authorized 200,000,000 shares, 9,309,818 are issued and 190,690,182 are unissued. The 9,309,818 issued shares will be chaged in 46,549.09 shares of common stock par value of .02 per share at a rate of one old share for every .005 new share. The 190,690,182 unissued shares will be changed in 199,953,450.91 shares of common stock par value of .02 per share at a rate of one old share for every 1,048577 new shares."

4. Paragraph 3 of the Certificate of Amendment shall be stricken in its entirety and replaced with the following:

   "The Corporation is currently authorized to issue 200,000,000 shares of common stock, par value .0001 per share. Of the currently authorized 200,000,000 shares, 9,309,818 are issued and 190,690,182 are unissued. The 9,309,818 issued shares of common stock, par value .0001 per share, will be changed into 9,309,818 shares of common stock, par value .02 per share, at a rate of one old share for every one new share. The 190,690,182 unissued shares of common stock, par value .0001 per share, will be changed into 190,690,182 shares of common stock, par value .02 per share, at a rate of one old share for every one new share."

5. The balance of the Certificate of Amendment shall remain unchanged.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: October 17, 2003

By: Patrick White
Patrick White, President

{443994.}

8008544112 RELYEA SERVICES 822 P05 OCT 01 '03 14:37

F031020000541

RELYEA-75
DRAWDOWN

CERTIFICATE OF CORRECTION OF THE CERTIFICATE OF AMENDMENT OF

DOCUMENT SECURITY SYSTEMS, INC.

Under Section 105 of the Business Corporation Law

RECEIVED 2003 OCT -1 PM 3:00

Filed By:
Relyea Services LLC
P.O. Box 5167
Albany, New York
12205-0167

Customer Reference # 28757

RELYEA-75

STATE OF NEW YORK
DEPARTMENT OF STATE

FILED OCT 20 2003

TAX $
BY: Monroe

RECEIVED 2003 SEP 18 AM 9:00

RECEIVED 2003 SEP 26 PM 3:04

2

557

STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on March 29, 2011.

Daniel E. Shapiro
First Deputy Secretary of State

Rev. 06/07

NYS Department of State
Division of Corporations, Records and UCC
Albany, NY 12231-0002
www.dos.state.ny.us

Business Corporation Biennial Statement

For Internal Use Only

R100604 00

2797

Filed By: ____________

Cash # (if different than firm #): ____________

Required Fee: $9.00
Filing Period: 05/2010
(Make checks payable to the Department of State)

919905

Business Name:

DOCUMENT SECURITY SYSTEMS, INC.

919905

DOCUMENT SECURITY SYSTEMS, INC.
28 MAIN STREET EAST
SUITE 1525
ROCHESTER NY 14614

The Business Corporation Law requires corporations to update information with the Department of State every two years in the calendar month in which the corporation was formed or authorized. Farm Corporations are EXEMPT from this requirement and should complete Parts 4 and 5 ONLY. Please review the information in Parts 1, 2 and 3. Update the information in the space provided, if necessary. If no changes are necessary, proceed to Part 5. A corporation which fails to timely file its Biennial Statement shall be shown to be past due on the Department of State's records.

Part 1: Name and Business Address of Chief Executive Officer

PATRICK WHITE 58 BOSWORTH FIELD MENDON NY 14506	Name		
	Address		
	City	State	Zip

Part 2: Street Address of the Principal Executive Office (A Post Office Box cannot be substitued)

DOCUMENT SECURITY SYSTEMS, INC. 28 MAIN STREET EAST SUITE 1525 ROCHESTER NY 14614	Address Line 1		
	Address Line 2		
	City	State	Zip

Part 3: Address for Service of Process

DOCUMENT SECURITY SYSTEMS, INC. 28 MAIN STREET EAST SUITE 1525 ROCHESTER NY 14614	Name		
	Address		
	City	State	Zip

Part 4: Farm Corporation Exemption

☐ Check if applicable

This corporation is a farm corporation and is NOT required to update information with the Department of State every two years. A farm corporation is a corporation engaged in the production of crops, livestock and livestock products on land used in agricultural production. Farm corporations should complete Parts 4 and 5 ONLY and return the form to the Department of State. No filing fee is required for farm corporations.

Part 5: Signature of Officer, Director, Attorney-in-Fact or Authorized Person

[signature]
Signature

Philip Jones
Name of Signer (Please Print)

VP of Finance
Title of Signer (Please Print)

DOS-1179 (08/06)

100604002797